                                                                   EXHIBIT 1.02


                           SIRIUS SATELLITE RADIO INC.
                            (a Delaware corporation)

                        16,000,000 Shares of Common Stock

                                 TERMS AGREEMENT

                                                                 January 3, 2002

To:      Sirius Satellite Radio Inc.
         1221 Avenue of the Americas, 36th Floor
         New York, New York 10020

Ladies and Gentlemen:

         This is a Terms Agreement referenced in the Form Underwriting Agreement filed on the date hereof on Form 8-K as Exhibit 1.1 to Registration Statement No. 333-64344. The terms of the Form Underwriting Agreement are hereby incorporated herein. We understand that Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), proposes to issue and sell 16,000,000 shares of its common stock, par value $.001 per share (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Lehman Brothers Inc. (the "Underwriter") offers to purchase the number of Underwritten Securities opposite its name set forth below at the purchase price set forth below, and some or all of the Option Underwritten Securities set forth below, to the extent any Underwritten Securities or Option Underwritten Securities are purchased in accordance with the terms hereof.

                                                                                     Number of
                                                                                   Underwritten
Underwriter                                                                         Securities
-----------                                                                         ----------
Lehman Brothers Inc......................................................           16,000,000

         The Underwritten Securities shall have the following terms:

                                         Common Stock
                                         ------------

Title:                                               Common Stock, par value $.001 per share.

Number of shares:                                    16,000,000

Number of Option Underwritten Securities:            The Underwriter has an option to purchase up to
                                                     an additional 2,400,000 shares of Underwritten
                                                     Securities (the "Option Underwritten Securities")
                                                     at the public offering price, less an underwriting
                                                     discount, within 30 days from January 3, 2002 to
                                                     cover over-allotments.

Initial public offering price per share:             $ 9.85

Purchase price per share:                            $ 9.25

Listing requirements:                                Nasdaq National Market

Black-out provisions:                                None

Lock-up provisions:                                  For a period of 90 days from the issuance of the
                                                     Underwritten Securities, the Company may not,
                                                     without the prior written consent of Lehman
                                                     Brothers Inc., sell, grant options for the sale of
                                                     or otherwise dispose of shares of its capital
                                                     stock or any securities convertible into or
                                                     exchangeable or exercisable for its capital stock.
                                                     The Company will use its reasonable efforts
                                                     (which shall not include the payment of money
                                                     or other consideration) to cause each executive
                                                     officer and director of the Company, Apollo
                                                     Investment Fund IV, L.P., Apollo Overseas
                                                     Partners IV, L.P., Blackstone Management
                                                     Associates III L.L.C. and DaimlerChrysler
                                                     Corporation to enter into lock-up agreements, in
                                                     form and substance satisfactory to the
                                                     Underwriter, as soon as reasonably practicable
                                                     prior to the closing date set forth herein.


Comfort letter:                                      The Company shall cause Arthur Andersen LLP
                                                     to deliver the Accountant's Comfort Letter and
                                                     the Bring-down Comfort Letter referenced in,
                                                     respectively, Section 5(g) and Section 5(h) of
                                                     the Form Underwriting Agreement.

Other terms and conditions:                          All notices and other communications hereunder
                                                     shall be in writing and shall be deemed to have
                                                     been duly given if mailed or transmitted by any
                                                     standard form of telecommunication.  Notices to
                                                     the Underwriter shall be directed to Lehman
                                                     Brothers Inc., 745 Seventh Avenue, New York,
                                                     New York 10019, Attention: Kevin Genirs,
                                                     Associate General Counsel; notices to the
                                                     Company shall be directed to the Company at
                                                     1221 Avenue of the Americas, 36th Floor, New
                                                     York, New York 10020, Attention: Patrick L.
                                                     Donnelly, Executive Vice President, General
                                                     Counsel and Secretary.

Closing date and location:                           January 8, 2002

                                                     Cravath, Swaine & Moore
                                                     Worldwide Plaza
                                                     825 Eighth Avenue
                                                     New York, NY 10019-7475

         Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                    Very truly yours,

                                    LEHMAN BROTHERS INC.


                                    By       /s/  Elizabeth Satin
                                        ----------------------------------
                                          Name:
                                          Title:


Accepted:

SIRIUS SATELLITE RADIO INC.


By     /s/  Patrick L. Donnelly
   -----------------------------------
    Name:  Patrick L. Donnelly
    Title:    Executive Vice President,
             General Counsel and Secretary